CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated October 28, 1996, 1996 relating to the combined financial statements of The Secret
Stations: Cleveland, Indianapolis, Pittsburgh, included in SFX Broadcasting Inc.'s Form 8-K dated October 19, 1996 and to all references to our Firm included in this Registration Statement for SFX Broadcasting, Inc. dated November 1, 1996.


/s/ Arthur Andersen LLP

Chicago, Illinois
October 29, 1996